Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Xos, Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.0001 per share	(1)	Other	4,993,996	$2.69	$13,433,849.24	0.0001381	$1,855.21

Total Offering Amounts:						$13,433,849.24		1,855.21
Total Fee Offsets:
Net Fee Due:								$1,855.21

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plans described herein in the event of a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation or similar event.

Represents shares of the registrant’s Common Stock that were added to the shares available for issuance under the Xos, Inc. Amended and Restated 2021 Equity Incentive Plan (as amended, the “2021 Plan”), which consists of: (A) 3,740,000 additional shares of Common Stock pursuant to the 2026 Amendment; (B) 570,172 additional shares of Common Stock pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2021 Plan on January 1, 2026; (C) 57,955 additional shares of Common Stock underlying restricted stock units that were previously granted under the 2021 Plan and forfeited because of the failure to vest as of July 21, 2026; and (D) 625,869 shares of Common Stock underlying restricted stock units that were previously granted under the 2021 Plan and withheld by the registrant to satisfy tax withholding obligations as of July 21, 2026.

Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Capital Market on August 10, 2026, a date that is within five business days prior to the filing of this registration statement.